EXHIBIT 3.1

                           AMENDED AND RESTATED

                                  BYLAWS

                                    OF

                         LAM RESEARCH CORPORATION

                                ARTICLE I

                            CORPORATE OFFICES

               1.1  REGISTERED OFFICE

               The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corpo-ration at such location is The Corporation Trust company.

               1.2  OTHER OFFICES

               The board of directors may at any time establish other offices at any place or places where the corpora-tion is qualified to do business.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

               2.1  PLACE OF MEETINGS

               Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the Corporation.

               2.2  ANNUAL MEETING

               The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. In the absence of such designation, the annual meeting of stockholders shall be held on the second Thursday of November in each year at 2:00 p.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At the meeting, directors shall be elected and any other proper business may be transacted.

               Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation. Nominations of persons for election to the board of directors may be made at any annual meeting of stockholders (a) by or at the direction of the board of directors (or any duly authorized commit-tee thereof) or (b) by any stockholder of the corporation
          (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.2 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this
          Section 2.2.

               In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stock-holder must have given timely notice thereof in proper written form to the secretary of the corporation.

               To be timely, a stockholder's notice to the secre-tary must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting of stockholders; pro-vided, however, that in the event that less than seventy
          (70) days' notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day fol-lowing the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

               To be in proper written form, a stockholder's notice to the secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and resi-dence address of the person, (ii) the principal occupa-tion or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connec-tion with solicitations of proxies for election of direc-tors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (includ-ing their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

               No person shall be eligible for election as a direc-tor of the corporation unless nominated in accordance with the procedures set forth in this Section 2.2. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomi-nation was defective and such defective nomination shall be disregarded.

               No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stock-holder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.2 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedure set forth in this Section 2.2.

               In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

               To be timely, a stockholder's notice to the secre-tary must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting of stockholders; pro-vided, however, that in the event that less than seventy
          (70) days' notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day fol-lowing the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

               To be in proper written form, a stockholder's notice to the secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting
          (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by such stockholder, (iv) a description of all arrange-ments or understandings between such stockholder and any other person or persons (including their names) in con-nection with the proposal of such business by such stock-holder and any material interest of such stockholder in such business and (v) a representation that such stock-holder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

               No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.2, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section
          2.2 shall be deemed to preclude discussion by any stock-holder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

               2.3  SPECIAL MEETING

               Unless otherwise expressly provided in the Certifi-cate of Incorporation of the corporation, special meet-ings of the stockholders may only be called by the chair-man of the board, by the president or at the request in writing of a majority of the board of directors. Special meetings of stockholders of the corporation may not be called by any other person or persons.

               If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president or the secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5, and that a meeting will be held at the time requested by the person or persons who called the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty
          (20) days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

               2.4  NOTICE OF STOCKHOLDERS' MEETINGS

               All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accor-dance with Section 2.5 of these bylaws not less than ten
          (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meet-ing, the purpose or purposes for which the meeting is called.

               2.5  MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

               Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

               2.6  QUORUM

               The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) the stockholders entitled to vote there-at, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transact-ed at the meeting as originally noticed.

               2.7  ADJOURNED MEETING; NOTICE

               When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjourn-ment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

               2.8  VOTING

               The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

               Except as set forth in the immediately following paragraph of this Section 2.8 or otherwise provided in the Certificate of Incorporation, each stockholder repre-sented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock enti-tled to vote thereat held by such stockholder. The board of directors, in its discretion, or the officer of the corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

               At the election of directors of the corporation, each holder of stock or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number for, or for any two or more of them as he may see fit; provided, however, that no stockholder shall be entitled to so cumulate such stockholder's votes unless the candi-dates for which such stockholder is voting have been placed in nomination in accordance with Section 2.2 of this Article II and a stockholder has given timely notice of an intention to cumulate votes. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corpo-ration not less than sixty (60) days nor more than ninety
          (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. If any one stockholder has given proper notice of an intention to cumulate votes pursuant to this Sec-tion 2.8, all stockholders may cumulate their votes for candidates properly in nomination.

               When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of the question.

               2.9  WAIVER OF NOTICE

               Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

               2.10  STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A
                     MEETING

               Unless otherwise provided in the certificate of incorporation, any action required by this chapter to be taken at any annual or special meeting of stockholders of a corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and with-out a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

               Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not con-sented in writing. If the action which is consented to is such as would have required the filing of a certifi-cate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement re-quired by such section concerning any vote of stockhold-ers, that written notice and written consent have been given as provided in Section 228 of the General Corpora-tion Law of Delaware.

               In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secre-tary, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the board of directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its regis-tered office in the State of Delaware, its principal place of business or an officer or agent of the corpora-tion having custody of the book in which proceedings of meetings of stockholders are recorded, to the attention of the secretary of the corporation. Delivery shall be by hand or by certified or registered mail, return re-ceipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

               In the event of the delivery to the corporation of a written consent or consents purporting to authorize or take corporate action and/or related revocations (each such written consent and any revocation thereof is re-ferred to in this Section 2.10 as a "Consent"), the secretary of the corporation shall provide for the safe-keeping of such Consents and shall as soon as practicable thereafter conduct such reasonable investigation as he deems necessary or appropriate for the purpose of ascer-taining the validity of such Consents and all matters incident thereto, including, without limitation, whether the holders of shares having the requisite voting power to authorize or take the action specified in the Consents have given consents. No consent to corporate action in writing without a meeting shall be effective unless delivered to the corporation within sixty (60) days following the record date relating thereto fixed pursuant to this Section 2.10.

               2.11  RECORD DATE FOR STOCKHOLDER NOTICE; VOTING;
                     GIVING CONSENTS

               In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in ad-vance, a record date, which shall be not more than sixty
          (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

               If the board of directors does not so fix a record date:

               (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stock-holders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

               (ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

               A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

               2.12 PROXIES

               Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corpo-rate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, type-writing, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of
          Section 212(c) of the General Corporation Law of Dela-ware.

               2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE

               The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Such list shall presumptively determine the identity of the stock-holders entitled to vote at the meeting and the number of shares held by each of them.

               2.14 CONDUCT OF BUSINESS

               The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and the conduct of business.

                                  ARTICLE III

                                   DIRECTORS

               3.1  POWERS

               Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

               3.2  NUMBER OF DIRECTORS

               The number of directors of the corporation shall be not less than four (4) nor more than (7). The exact number of directors shall be five (5) until changed, within the limits specified above, by a bylaw amending this Section 3.2, duly adopted by the board of directors or by the stockholders. The indefinite number of direc-tors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the certificate of incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of the holders of a majority of the stock issued and outstanding and entitled to vote.

               No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

               3.3  ELECTION, QUALIFICATION AND TERM OF OFFICE OF
                    DIRECTORS

               Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meet-ing. Directors need not be stockholders unless so re-quired by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

               Elections of directors need not be by written bal-lot.

               3.4  RESIGNATION AND VACANCIES

               Any director may resign at any time upon written notice to the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, includ-ing those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

               A vacancy created by the removal of a director by the vote or written consent of the stockholders or by a court order may be filled only by the vote of a majority of the outstanding shares entitled to vote thereon repre-sented at a duly held meeting at which a quorum is pres-ent, or by the unanimous written consent of all shares entitled to vote thereon. Each director so elected shall hold office until the next annual meeting of the stock-holders and until a successor has been elected and quali-fied.

               Unless otherwise provided in the certificate of incorporation or these bylaws:

               (i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a major-ity of the directors then in office, although less than a quorum, or by a sole remaining director.

               (ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incor-poration, vacancies and newly created directorships of such class or classes or series may be filled by a major-ity of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

               If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an execu-tor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in - accordance with the provi-sions of the certificate of incorporation or these by-laws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

               If, at the time of filling any vacancy or any newly created directorship, the directors then in office con-stitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stock-holder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the direc-tors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of
          Section 211 of the General Corporation Law of Delaware as far as applicable.

               A director elected or appointed to fill a vacancy shall serve until the next annual meeting of stockholders or until a successor shall be elected and qualified.

               3.5  PLACE OF MEETINGS; MEETINGS BY TELEPHONE

               The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

               Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

               3.6  FIRST MEETINGS

               The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to con-stitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stock-holders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

               3.7  REGULAR MEETINGS

               Regular meetings of the board of directors may be held without notice if the times of such meetings are fixed by the board of directors.

               3.8  SPECIAL MEETINGS; NOTICE

               Notice of the time and place of special meetings shall be given to each director at that director's ad-dress as it is shown on the records of the corporation. Notice of such special meeting stating the place, date and hour of the meeting shall be given to each director either (i) by mail not less than four (4) days before the date of the meeting, or (ii) personally, by telephone, telecopy, telegram, telex or other similar means of communication on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circum-stances. Any oral notice given personally or by tele-phone may be communicated either to the director or to a person at the office of the director whom the person giving the notice has reason to believe will promptly communicate it to the director.

               3.9  QUORUM

               At all meetings of the board of directors, a majori-ty of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of direc-tors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

               3.10 WAIVER OF NOTICE

               Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the cer-tificate of incorporation or these bylaws.

               3.11 ADJOURNED MEETING; NOTICE

               If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

               3.12  BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

               Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or commit-tee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

               3.13 FEES AND COMPENSATION OF DIRECTORS

               Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attending each meeting of the board of directors and may be paid a fixed sum for attending each meeting of the board of directors or a stated salary as director.
          No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

               3.14 APPROVAL OF LOANS TO OFFICERS

               The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, includ-ing any officer or employee who is a director of the corporation or its subsidiary, whenever in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

               3.15 REMOVAL OF DIRECTORS

               Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of direc-tors; provided, however, that, so long as stockholders of the corporation are entitled to cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors.

               No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

                                  ARTICLE IV

                                  COMMITTEES

               4.1  COMMITTEES OF DIRECTORS

               The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in the bylaws of the corpo-ration, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committees shall have the power or authority to (i) amend the cer-tificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to divi-dends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware,
          (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend the bylaws of the corporation; and, unless the board resolution establishing the commit-tee, the bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to section 253 of the General Corporation Law of Delaware.

               4.2  COMMITTEE MINUTES

               Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

               4.3  MEETINGS AND ACTION OF COMMITTEES

               Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), and
          Section 3.9.



                   CERTIFICATE OF ADOPTION OF AMENDED AND
                               RESTATED BYLAWS

                                      OF

                           LAM RESEARCH CORPORATION


                           Certificate of Adoption

          The undersigned hereby certifies that he is the duly elected, qualified, and acting Secretary of Lam Research Corporation (the "Corporation") and that the foregoing Amended and Restated Bylaws, comprising twenty-four (24) pages, were adopted as the Amended and Restated Bylaws of the Corporation on January 23, 1997 at a duly called meeting of the Board of Directors of the Company.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand and affixed the corporate seal this 4th day of February, 1997.


                               /s/ Richard H. Lovgren
                               __________________________________
                                   Richard H. Lovgren, Secretary